EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated October 23, 2009, relating to the consolidated financial statements and financial statement schedule of Frederick’s of Hollywood Group Inc. and subsidiaries (the “Company”) as of and for the year ended July 25, 2009, which appears in the Company’s July 25, 2009 Annual Report on Form 10-K.

/s/      MHM Mahoney Cohen CPAs
  (The New York Practice of Mayer Hoffman McCann P.C.)
New York, New York
April 15, 2010